EXHIBIT 10.40

ASSURED GUARANTY LTD.
2024 LONG-TERM INCENTIVE PLAN
(As Adopted on February 21, 2024)

ASSURED GUARANTY LTD. 2024
LONG-TERM INCENTIVE PLAN
(As Adopted on February 21, 2024)
SECTION 1
GENERAL
1.1. Purpose. The Assured Guaranty Ltd. 2024 Long-Term Incentive Plan (the "Plan") has been established by Assured Guaranty Ltd. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common shares, thereby promoting the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.
1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).
SECTION 2
OPTIONS AND SARS
2.1. Definitions.
(a)    The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.
(b)    A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant (or, if greater, the par value, if any, of a Share).
2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.
2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)    Subject to the following provisions of this subsection 2.4, the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection 2.4(c), payment may be made as soon as practicable after the exercise).
(b)    Subject to applicable law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, Shares acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.
(c)    Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.
2.6. No Repricing. Except for either adjustments pursuant to subsection 5.2(f) (relating to the adjustment of Shares), or as approved by the Company's shareholders, (i) the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant; (ii) an outstanding Option or SAR may not be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price; and (iii) in no event shall any Option or SAR be surrendered to the Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a Share (except in the event of a Change in Control). In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s shareholders if such approval is required under the rules of any stock exchange on which Shares are listed.

2.7. Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a Share shall cancel the corresponding tandem SAR or Option right with respect to such Share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Share at the time of such grant.
SECTION 3
FULL VALUE AWARDS
3.1. Definition. A "Full Value Award" is a grant of one or more Shares or a right to receive one or more Shares in the future, with such grant subject to one or more of the following, as determined by the Committee:
(a)    The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.
(b)    The grant shall be contingent on the achievement of performance or other objectives during a specified period.
(c)    The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.
The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
SECTION 4
CASH INCENTIVE AWARDS
A "Cash Incentive Award" is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant between January 1 and March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A ("Section 409A"), a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5
OPERATION AND ADMINISTRATION
5.1. History. The Plan was adopted by the Board on February 21, 2024 to be effective with respect to Awards granted after such adoption, contingent on shareholder approval of the Plan by the Company’s shareholders at the 2024 annual meeting. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards which are to use Shares reserved under the Plan that are contingent on the approval by the Company’s shareholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of May 2, 2024, which is the date on which the shareholders approved the Plan. The Plan is intended to replace the Assured Guaranty Limited 2004 Long-Term Incentive Plan, as amended (the "Prior Plan"). The Prior Plan was adopted and approved by shareholders in 2004 and approved by shareholders, as amended, again in 2008 and 2014. No additional grants will be made pursuant to the Prior Plan upon shareholder approval of the Plan.
5.2. Shares and Other Amounts Subject to Plan. The Shares for which Awards may be granted under the Plan shall be subject to the following:
(a)    The Shares with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions (it being recognized that at the time of adoption of the Plan the Company is not permitted to have treasury shares); or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer of the Company or another executive officer designated by the Chief Executive Officer).
(b)    Subject to adjustment as set forth in the following provisions of this subsection 5.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be (i) 1,750,000 Shares (determined in accordance with the terms of the Plan); plus (ii) any Shares that are represented by awards granted under the Prior Plan that are forfeited, expire or are cancelled after the approval of this Plan without delivery of Shares or which result in the forfeiture of the Shares back to the Company to the extent that such Shares would have been added back to the reserve under the terms of the applicable Prior Plan; less (iii) any Shares that are granted under the Prior Plan after March 8, 2024.
(c)    To the extent provided by the Committee, any Award may be settled in cash rather than Shares.
(d)    Only Shares, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Shares or cash, subject to the following rules below. Consistent with the foregoing:
(i)    To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, the Award expires or is cancelled, or the Shares are not delivered on an unrestricted basis (including, without limitation, because the Award was settled in cash), such Shares shall not be deemed to have been delivered for purposes of the determination under subsection 5.2(b) above.
(ii)    Notwithstanding anything to the contrary contained herein, the following Shares shall be treated as delivered for purposes of subsection 5.2(b) and shall not be added to the Shares authorized for grant under the Plan: (A) if Shares covered by an Option or SAR are withheld by the Company and used to satisfy the applicable tax withholding obligation or Exercise Price, the number of Shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered and no longer available for grant of new Awards under the Plan; (B) if the Exercise Price of any Option or SAR granted under the Plan or the tax withholding obligation for any Option or SAR granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the number of Shares tendered to satisfy such Exercise Price and tax withholding shall be considered to have been delivered and shall not be added to the Shares available for grants under the Plan; and (C) if Shares are repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan, the total number of such Shares repurchased shall be deemed delivered for purposes of determination how many Shares have been delivered pursuant to the Plan and shall not be added to the shares available for grant under the Plan.
(e)    Subject to subsection 5.2(f), the maximum number of Shares that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,750,000 Shares (determined in accordance with the terms of the Plan); provided, however, that to the extent that Shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.
(f)    In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Shares subject to the Option at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.
(g)    Notwithstanding any other provision of the Plan to the contrary, Options, SARs and Full Value Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, (i) any Shares delivered in lieu of fully-vested Cash Incentive Awards and (ii) Awards to non-employee members of the Board that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant Options, SARs and Full Value Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to subsection 5.2(b) (subject to adjustment under subsection 5.2(f)); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
(h)    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee member of the Board during any single calendar year, plus the total cash compensation paid to such member for services rendered for such calendar year, shall not exceed (i) $750,000 for any member (other than the Chair) and (ii) such amount for the Chair of the Board as may be approved from time to time by the non-employee members of the Board (other than the Chair); provided, however, that the limitations described in this subsection shall be determined without regard to amounts paid to a member of the Board during any period in which such individual was an employee or consultant (other than grants of Awards paid for service in their capacity as a member of the Board), and any severance and other payments such as consulting fees paid to a non-employee member for such member’s prior or current service to the Company or any Subsidiary other than serving as a member of the Board shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.
5.3. General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or SAR or deliver any Shares or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.
(b)    To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by or may be made in compliance with applicable law, the Bye-laws of the Company, or the applicable rules of any stock exchange.
5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to applicable law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of Shares which the Participant already owns; or (iii) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that such Shares under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in the applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided by tax laws, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant); provided, that, to the extent any Shares are withheld to cover withholding obligations, such Shares shall be immediately transferred back to the Company and cancelled.
5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Shares at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.15.
5.6. Dividends and Dividend Equivalents. An Award (other than an Option or SAR) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award is earned, vested, or acquired), which payments may be credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee; provided, however, that no dividend or dividend equivalents granted in relation to Awards shall be settled prior to the date that such Award (or applicable portion thereof) becomes vested and is settled, and shall in all cases be subject to risks of forfeiture to the same extent as the underlying Award(s). Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, will be subject to the Company's Bye-laws as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.15.
5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of Shares, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Share equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.15.
5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. In no event shall an Award be transferred by a Participant to a third-party financial institution for value.
5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the

Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.
5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.
5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
5.13. Limitation of Implied Rights.
(a)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of Shareholders.
(c)    All Shares issued under any Award or otherwise are to be held subject to the provisions of the Company's Bye-laws and each Participant is deemed to agree to be bound by the terms of the Company's Bye-laws as they stand at the time of issue of any Shares under the Plan.
5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
5.15. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:
(a)    Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.
(b)    Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).
(c)    The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A.
(d)    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.
(e)    Should any payments made in accordance with the Plan to a "specified employee" (as defined under Section 409A) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s "separation from service" (as defined under Section 409A), that are not exempt from Section 409A as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.
5.16. Performance Criteria and Adjustment. With respect to Awards that are subject to performance goals, such performance goals may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. In assessing performance results, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganizations or changes in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, a Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
SECTION 6
CHANGE IN CONTROL
Subject to the provisions of subsection 5.2(f) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
SECTION 7
COMMITTEE
7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.
(b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and Bermuda.
(c)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.
(f)    Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.
7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8
AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to subsection 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.6 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's shareholders. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A to become subject to Section 409A.
SECTION 9
DEFINED TERMS
In addition to the other definitions contained herein, the following definitions shall apply:
(a)    Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, and Full Value Awards.
(b)    Board. The term "Board" means the Board of Directors of the Company.
(c)    Change in Control. The term "Change in Control" means the occurrence of the events described in any of paragraphs (i), (ii), (iii) or (iv) below (unless otherwise defined in an Award Agreement):
(i)    Acquisition of Securities. The acquisition (disregarding any Excluded Acquisitions) by any Person of ownership of any Voting Securities if, immediately after such acquisition, such Person has ownership of more than twenty-five percent (25%) of either the Outstanding Company Common Shares, or the combined voting power of the Outstanding Company Voting Securities.
(ii)    Change in Board. Individuals who constitute the Incumbent Board cease for any reason to represent greater than 50% of the voting power of members of the Board.
(iii)    Company Transaction. Consummation of (A) a Corporate Transaction or (B) the sale or other disposition of more than fifty percent (50%) of the operating assets of the Company (determined on a consolidated basis), but not including an Internal Reorganization.

(iv)    Liquidation. Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.
(v)    Definitions. The terms used in the definition of "Change in Control" shall have the following meanings:
(A)    An "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.
(B)    The term "Company Plan" means an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company.
(C)    The term "Corporate Transaction" means any reorganization, merger, amalgamation, consolidation, or other business combination involving the Company.
(D)    The following shall constitute "Excluded Acquisitions" of Shares or Voting Securities (whichever is applicable):
(I)    Any acquisition of Shares or Voting Securities (whichever is applicable) by a Company Plan.
(II)    Any acquisition of Shares or Voting Securities (whichever is applicable) by an underwriter temporarily holding securities pursuant to an offering of such securities.
(III)    Any acquisition of Shares or Voting Securities (whichever is applicable) by any Person pursuant to an Internal Reorganization.
(IV)    Any acquisition of Shares or Voting Securities (whichever is applicable) directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company).
(V)    Any acquisition of Shares or Voting Securities (whichever is applicable) by the Company.
(E)    The members of the "Incumbent Board" shall mean the members of the Board as of the date immediately prior to the date of the initial public offering of the shares of the Company and shall also mean any individual becoming a director after that date whose election, or nomination for election by the Company shareholders, was approved by a vote of a least a majority of the directors then comprising the Incumbent Board; provided, however, that there shall be excluded for this purpose any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(F)    The term "Internal Reorganization" means a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold or otherwise transferred (or the operating products of such assets) by the Company. The term "Internal Reorganization" also means a Corporate Transaction to which all of paragraphs (I), (II), and (III) below are applicable:
(I)    All or substantially all of the persons and entities who have ownership, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction have ownership of more than fifty percent (50%) of, respectively, the then outstanding shares of common equity securities and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be.
(II)    No Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person having ownership, immediately prior to such Corporate Transaction, directly or indirectly, of more than twenty-five percent (25%) of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) will have ownership of more than twenty-five percent (25%) of, respectively, the then outstanding common shares of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding Voting Securities of such entity.
(III)    Individuals who were members of the Incumbent Board immediately prior to the Corporate Transaction will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction.
(G)    The term "Outstanding Company Common Shares" as of any date means the then outstanding common shares, of whatever subclass or series, of the Company.
(H)    The term "Outstanding Company Voting Securities" as of any date means the then outstanding Voting Securities (which shall be counted based on the number of votes that may be cast per share).
(I)    The term "ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(J)    The term "Person" means an individual, entity or group as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934.
(K)    The term "Voting Securities" as of any date means any of the outstanding securities of the Company entitled to vote generally in the election of the Board.
(d)    Code. The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
(e)    Dollars. The term "dollars" or numbers preceded by the symbol "$" means amounts in United States dollars.
(f)    Eligible Individual. The term "Eligible Individual" means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that to the extent required by the Code, an ISO may only be granted to an employee of the Company or a subsidiary corporation of the Company (as that term is used in section 424(f) of the Code). An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee or service provider first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.
(g)    Fair Market Value. Except as otherwise provided by the Committee, the “Fair Market Value” of a Share as of any date shall be the closing market composite price for such Share as reported for the New York Stock Exchange - Composite Transactions on that date or, if the Shares are not traded on that date, on the next preceding date on which the Shares were traded.

(h)    Shares. The term "Shares" means common shares of the Company.
(i)    Subsidiaries. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
(j)    Termination of Service. With respect to Awards that constitute Deferred Compensation, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant's termination as a director (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:
(i)    The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company's and the Affiliates' payroll after such date.
(ii)    The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).
(iii)    The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).
(iv)    If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)    The term “Affiliates” means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.
(vi)    The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.